UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2014

Orchid Island Capital, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 3296
(Address of principal executive offices) (Zip code)

(772) 231-1400
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Orchid Island Capital, Inc. (the “Company”) held on June 11, 2014 (the “Annual Meeting”), the stockholders voted on the following matters: (i) the election of the six nominated directors, (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and (iv) the approval, on an advisory basis, of the frequency of future stockholder advisory votes about our executive compensation.  As of April 28, 2014, the record date for the annual meeting of stockholders, there were 9,091,665 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1 — Election of Directors. The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Robert E. Cauley, G. Hunter Haas, IV, W Coleman Bitting, John B. Van Heuvelen, Frank P. Filipps and Ava L. Parker.

Nominees for Director	For	Against	Abstain	Broker Non-Votes
Robert E. Cauley	2,522,454	51,513	56,103	4,904,720
G. Hunter Haas, IV	2,518,868	54,299	56,603	4,904,720
W Coleman Bitting	2,520,593	52,874	56,603	4,904,720
John B. Van Heuvelen	2,518,690	53,427	57,953	4,904,720
Frank P. Filipps	2,523,379	50,488	56,203	4,904,720
Ava L. Parker	2,520,644	52,323	57,103	4,904,720

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote.

For	Against	Abstain	Broker Non-Votes
7,436,781	52,481	45,528	*

___________

*	No broker non-votes arose in connection with Proposal 2 due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

Proposal 3 — Advisory Vote on Named Executive Officer Compensation. This advisory vote was approved upon the following vote.

For	Against	Abstain	Broker Non-Votes
2,341,106	185,964	103,000	4,904,720

Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation.  The stockholders recommended, on an advisory basis, that future votes on named executive officer compensation be conducted every three years.

1 Year	2 Years	3 Years	Abstain
591,193	104,338	1,785,833	148,706
In view of these voting results and in accordance with the Board of Director’s recommendation, the Board of Directors has determined that an advisory vote on named executive officer compensation will be submitted to stockholders every three years until the next required advisory vote on the frequency of future advisory votes on named executive officer compensation.

Item 8.01.                      Other Events.

On June 11, 2014, the Company announced that on June 11, 2014 the Board of Directors of the Company declared a dividend for the month of June 2014 of $0.18 per share to be paid on June 30, 2014 to holders of record on June 25, 2014 with an ex-dividend date of June 23, 2014.  In addition, the Company announced certain details of its MBS portfolio as of May 30, 2014 as well as certain other information regarding the Company.  A copy of the Company’s press release announcing the dividend and the other information regarding the Company is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Caution About Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon the Company’s present expectations, but the Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company's Form 10-K for the year ended December 31, 2013.  All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.                      Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Press Release dated June 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHID ISLAND CAPITAL, INC.
Date: June 11, 2014	By: /s/ Robert E. Cauley Name: Robert E. Cauley Title: Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 11, 2014